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                                                                       Exhibit 4


                     SECOND AMENDMENT TO SECOND AMENDED AND
                  RESTATED LOAN AGREEMENT AND WAIVER AGREEMENT


         WORTHINGTON INDUSTRIES, INC. ("Borrower"), and THE BANK OF NOVA SCOTIA AND PNC BANK, NATIONAL ASSOCIATION, as Agents for the Lenders (collectively, "Agents"), and the Lenders, as such term is defined in the Second Amended and Restated Loan Agreement, hereby agree as follows:

1.       RECITALS.

         1.1 As of October 14, 1998, Borrower, Agents, and Lenders entered into a Second Amended and Restated Loan Agreement, which was subsequently amended pursuant to the Amendment to Second Amended and Restated Loan Agreement dated as of August 13, 1999 (collectively, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Loan Agreement.

         1.2 Borrower,Agents, and Lenders desire to further amend the Loan Agreement pursuant to this Second Amendment to Second Amended and Restated Loan Agreement and Waiver Agreement (the "Amendment").

2. AMENDMENT. The Loan Agreement is amended to add a new Section 1.1.86.17, which provides as follows:

                  1.1.86.17 any lien on accounts of Borrower or any Subsidiary (which accounts arise in the ordinary course of business) in connection with the sale or purported sale of accounts to an Unrestricted Subsidiary or a bankruptcy-remote entity that purchases receivables in the ordinary course of its business.

3.       WAIVER.

         3.1 Lender waives any default by Borrower for failing to provide Agent with 30 days notice of the formation of an Unrestricted Subsidiary (as required in Section 1.1.119 of the Loan Agreement) for the Unrestricted Subsidiary being created or redesignated in November of 2000.

         3.2 The waiver set forth in Section 3.1 above, will relate only to the specific matters covered by such Section and in no event will Lender be under any obligation to provide additional waivers with regard to those items or any other provision of the Loan Agreement, the Note or the Security Documents.

4. REPRESENTATIONS AND WARRANTIES. To induce Agents and Lenders to enter into this Amendment, Borrower represents and warrants as follows:

         4.1      The representations and warranties of Borrower contained in
                  Section 4 of the Loan Agreement are deemed to have been made again on and as of the date of execution of this Amendment and will apply to this Amendment.

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         4.2      No Event of Default (as such term is defined in Section 7 of the Loan Agreement) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof, except for defaults that had been waived in accordance with Section 3, above.

         4.3 The person executing this Amendment and the loan documents to be executed in connection herewith is a duly elected and acting officer of Borrower and is duly authorized by the Board of Directors of Borrower to execute and deliver such documents on behalf of Borrower.

5. CONDITIONS. Agents' and each Lender's consent to this Amendment is subject to the following conditions:

         5.1 Documentation Agent will have been furnished copies, certified by the Secretary or assistant Secretary of Borrower, of resolutions of the Board of Directors of Borrower (or the Executive Committee of the Board of Directors of Borrower) authorizing the execution of this Amendment, the Exhibits hereto and all other documents executed in connection herewith.

         5.2 The representations and warranties of Borrower in Section 4 herein will be true.

         5.3 Borrower shall pay all expenses and attorneys' fees incurred by Agents in connection with the preparation, execution, and delivery of this Amendment and related documents.

6.       GENERAL.

         6.1 Except as expressly modified herein, the Loan Agreement, as amended, is and remains in full force and effect.

         6.2 Except as specifically provided above, nothing contained herein will be construed as waiving any default or Event of Default under the Loan Agreement or will affect or impair any right, power or remedy of Lender under or with respect to the Loan, the Loan Agreement, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Loan.

         6.3 This Amendment will be binding upon and inure to the benefit of Borrower, Agents, and Lenders and their respective successors and assigns.

         6.4 All representations, warranties and covenants made by Borrower herein will survive the execution and delivery of this Amendment.

         6.5 This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

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Dated as of November 21, 2000.

                                             WORTHINGTON INDUSTRIES, INC.,
                                             as Borrower


                                             By: /s/John T. Baldwin
                                                --------------------------------
                                             Print Name: John T. Baldwin
                                                        ------------------------
                                             Title: Vice President and CFO
                                                   -----------------------------


                                             THE BANK OF NOVA SCOTIA,
                                             on its own behalf as Lender and as
                                             Administrative Agent


                                             By: /s/ A. S. Norsworthy
                                                --------------------------------
                                             Print Name: A. S. Norsworthy
                                                        ------------------------
                                             Title: Sr. Team Leader-Loan
                                                       Operations
                                                   -----------------------------


                                             PNC BANK, NATIONAL
                                             ASSOCIATION,
                                             on its own behalf as Lender and as
                                             Documentation Agent,


                                             By: /s/ David B. Gookin
                                                --------------------------------
                                             Print Name: David B. Gookin
                                                        ------------------------
                                             Title: Vice President
                                                   -----------------------------


                                             BANK OF AMERICA, N.A.,
                                             as Lender


                                             By:
                                                --------------------------------
                                             Print Name:
                                                        ------------------------
                                             Title:
                                                   -----------------------------

                                      -3-
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                                             WACHOVIA BANK, N.A.,
                                             as Lender


                                             By: /s/ Brad Watkins
                                                --------------------------------
                                             Print Name: Brad Watkins
                                                        ------------------------
                                             Title: Vice President
                                                   -----------------------------


                                             BANK ONE, MICHIGAN,
                                             as Lender


                                             By: /s/ Thomas E. Redmond
                                                --------------------------------
                                             Print Name: Thomas E. Redmond
                                                        ------------------------
                                             Title: Managing Director
                                                   -----------------------------


                                             BANK ONE, N.A.,
                                             as Lender


                                             By: /s/ Thomas E. Redmond
                                                --------------------------------
                                             Print Name: Thomas E. Redmond
                                                        ------------------------
                                             Title: Managing Director
                                                   -----------------------------


                                             NATIONAL CITY BANK,
                                             as Lender


                                             By: /s/ William J. Whitley
                                                --------------------------------
                                             Print Name: William J. Whitley
                                                        ------------------------
                                             Title: Senior Vice President
                                                   -----------------------------

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